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Jill Chapman	McLean, VA 22102
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Kent Landers
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Hilton Reports Fourth Quarter and Record Full Year Results

MCLEAN, VA (February 6, 2025) - Hilton Worldwide Holdings Inc. ("Hilton," "the Company," "we," "us" or "our") (NYSE: HLT) today reported its fourth quarter and full year 2024 results. Highlights include:

•Diluted EPS was $2.06 for the fourth quarter and $6.14 for the full year, exceeding the high end of guidance

•Diluted EPS, adjusted for special items, was $1.76 for the fourth quarter and $7.12 for the full year, exceeding the high end of guidance

•Net income was $505 million for the fourth quarter and $1,539 million for the full year, exceeding the high end of guidance

•Adjusted EBITDA was $858 million for the fourth quarter and $3,429 million for the full year, exceeding the high end of guidance

•System-wide comparable RevPAR increased 3.5 percent and 2.7 percent, on a currency neutral basis, for the fourth quarter and full year, respectively, compared to the same periods in 2023, exceeding the high end of guidance

•Approved 34,200 new rooms for development during the fourth quarter, bringing our development pipeline to 498,600 rooms as of December 31, 2024, representing growth of 8 percent from December 31, 2023

•Added 22,600 rooms to our system in the fourth quarter, resulting in 98,400 room openings for the full year, contributing to net unit growth of 7.3 percent from December 31, 2023

•Repurchased 3.1 million shares of Hilton common stock during the fourth quarter; bringing total capital return, including dividends, to $781 million for the quarter and $3.0 billion for the full year

•Full year 2025 system-wide RevPAR is projected to increase between 2.0 percent and 3.0 percent on a comparable and currency neutral basis compared to 2024; full year net income is projected to be between $1,829 million and $1,858 million; full year Adjusted EBITDA is projected to be between $3,700 million and $3,740 million

•Full year 2025 capital return is projected to be approximately $3.3 billion

•Net unit growth for 2025 is expected to be between 6.0 percent and 7.0 percent

Overview

Christopher J. Nassetta, President & Chief Executive Officer of Hilton, said, "We are pleased to report a strong fourth quarter, with both top and bottom line results exceeding our expectations. All segments drove RevPAR outperformance, with strong trends in leisure occupancy, as well as continued growth in business transient and group results, and we expect favorable trends to continue into 2025. We also delivered the highest number of approvals, construction starts and openings in our history in 2024, helping us achieve net unit growth of 7.3 percent. With a development pipeline of nearly half a million rooms, we are confident that we are well positioned to deliver net unit growth between 6.0 percent and 7.0 percent in 2025."

For the three months ended December 31, 2024, system-wide comparable RevPAR increased 3.5 percent compared to the same period in 2023 due to increases in both occupancy and ADR. Management and franchise fee revenues increased 4.8 percent compared to the same period in 2023.

For the year ended December 31, 2024, system-wide comparable RevPAR increased 2.7 percent compared to the same period in 2023 due to increases in both occupancy and ADR. Management and franchise fee revenues increased 9.1 percent compared to the same period in 2023.

For the three months ended December 31, 2024, diluted EPS was $2.06 and diluted EPS, adjusted for special items, was $1.76, compared to $0.57 and $1.68, respectively, for the three months ended December 31, 2023. Net income and Adjusted EBITDA were $505 million and $858 million, respectively, for the three months ended December 31, 2024, compared to $150 million and $803 million, respectively, for the three months ended December 31, 2023.

For the year ended December 31, 2024, diluted EPS was $6.14 and diluted EPS, adjusted for special items, was $7.12, compared to $4.33 and $6.21, respectively, for the year ended December 31, 2023. Net income and Adjusted EBITDA were $1,539 million and $3,429 million, respectively, for the year ended December 31, 2024, compared to $1,151 million and $3,089 million, respectively, for the year ended December 31, 2023.

Development

In the fourth quarter of 2024, we opened 171 hotels, totaling 22,600 rooms, resulting in 17,200 net room additions. During the quarter, we continued to expand our portfolio in the Asia Pacific market, surpassing 1,000 hotels in the region. We opened our first hotels in Bonaire and Paraguay and now have properties in 140 countries and territories. We also added several luxury hotels to our pipeline in the Middle East and Africa region during the quarter. With more than 500 luxury hotels worldwide, we look to expand our portfolio in 2025 with the re-opening of the iconic Waldorf Astoria New York, along with the openings of Waldorf Astoria Costa Rica Punta Cacique, Waldorf Astoria Shanghai Qiantan, Waldorf Astoria Osaka, Waldorf Astoria Morocco Rabat Sale, Conrad Hamburg and Conrad Athens.

We added 34,200 rooms to the development pipeline during the fourth quarter, and, as of December 31, 2024, our development pipeline totaled 3,578 hotels representing 498,600 rooms throughout 118 countries and territories, including 25 countries and territories where we had no existing hotels. Additionally, of the rooms in the development pipeline, nearly half were under construction and more than half were located outside of the U.S.

Balance Sheet and Liquidity

As of December 31, 2024, we had $11.2 billion of debt outstanding, excluding the deduction for deferred financing costs and discounts, with a weighted average interest rate of 4.77 percent. Excluding all finance lease liabilities, we had $11.1 billion of debt outstanding with a weighted average interest rate of 4.76 percent and no scheduled maturities until April 2027, other than $500 million of outstanding Senior Notes due May 2025. We believe that we have sufficient sources of liquidity and access to debt financing to address the Senior Notes due May 2025 at or prior to their maturity date as well as all indebtedness that becomes due thereafter. As of December 31, 2024, no amounts were outstanding under our $2.0 billion senior secured revolving credit facility, which had an available borrowing capacity of $1,910 million after considering $90 million of outstanding letters of credit. Total cash and cash equivalents were $1,376 million as of December 31, 2024, including $75 million of restricted cash and cash equivalents.

In December 2024, we paid a quarterly cash dividend of $0.15 per share of common stock, for a total of $37 million, bringing total dividend payments for the year to $150 million. In February 2025, our board of directors authorized a regular quarterly cash dividend of $0.15 per share of common stock to be paid on March 28, 2025 to holders of record of our common stock as of the close of business on February 21, 2025.

During the three months ended December 31, 2024, we repurchased 3.1 million shares of Hilton common stock at an average price per share of $244.74, for a total of $744 million. For the year ended December 31, 2024, we repurchased 13.3 million shares of Hilton common stock at an average price per share of $215.09, returning $3.0 billion of capital to shareholders, including dividends. In November 2024, our board of directors authorized an additional $3.5 billion for share repurchases under our stock repurchase program. The amount authorized remaining under our stock repurchase program as of December 31, 2024 was approximately $4.4 billion.

The number of shares outstanding as of January 31, 2025 was 240.6 million.

Outlook

Share-based metrics in Hilton's outlook include actual share repurchases through December 31, 2024 but do not include the effect of potential share repurchases thereafter.

Full Year 2025

•System-wide comparable RevPAR, on a currency neutral basis, is projected to increase between 2.0 percent and 3.0 percent compared to 2024.
•Diluted EPS is projected to be between $7.45 and $7.56.
•Diluted EPS, adjusted for special items, is projected to be between $7.71 and $7.82.
•Net income is projected to be between $1,829 million and $1,858 million.
•Adjusted EBITDA is projected to be between $3,700 million and $3,740 million.
•Contract acquisition costs and capital expenditures, excluding amounts reimbursed by third parties, are projected to be between $250 million and $300 million.
•Capital return is projected to be approximately $3.3 billion.
•General and administrative expenses are projected to be between $420 million and $430 million.
•Net unit growth is projected to be between 6.0 percent and 7.0 percent.

First Quarter 2025

•System-wide comparable RevPAR, on a currency neutral basis, is projected to increase between 2.5 percent and 3.5 percent compared to the first quarter of 2024.
•Diluted EPS is projected to be between $1.52 and $1.58.
•Diluted EPS, adjusted for special items, is projected to be between $1.57 and $1.63.
•Net income is projected to be between $373 million and $388 million.
•Adjusted EBITDA is projected to be between $770 million and $790 million.

Conference Call

Hilton will host a conference call to discuss fourth quarter and full year 2024 results on February 6, 2025 at 9:00 a.m. Eastern Time. Participants may listen to the live webcast by logging on to the Hilton Investor Relations website at https://ir.hilton.com/events-and-presentations. A replay and transcript of the webcast will be available within 24 hours after the live event at https://ir.hilton.com/financial-reporting.

Alternatively, participants may listen to the live call by dialing 1-888-317-6003 in the United States ("U.S.") or 1-412-317-6061 internationally using the conference ID 5030092. Participants are encouraged to dial into the call or link to the webcast at least fifteen minutes prior to the scheduled start time. A telephone replay will be available for seven days following the call. To access the telephone replay, dial 1-877-344-7529 in the U.S. or 1-412-317-0088 internationally using the conference ID 2914259.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, future financial results, liquidity and capital resources and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "forecasts," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties including, among others, risks inherent to the hospitality industry; macroeconomic factors beyond our control, such as inflation, changes in interest rates, challenges due to labor shortages or disputes and supply chain disruptions; the loss of key senior management personnel; competition for hotel guests and management and franchise contracts; risks related to doing business with third-party hotel owners; performance of our information technology systems; growth of reservation channels outside of our system; risks of doing business outside of the U.S.; risks associated with conflicts in Eastern Europe and the Middle East and other geopolitical events; and our indebtedness. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under the section entitled "Part I—Item 1A. Risk Factors" of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which is filed with the Securities and Exchange Commission (the "SEC") and is accessible on the SEC's website at www.sec.gov. Such factors may be updated from time to time in our periodic filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which is expected to be filed with the SEC on or about the date of this press release. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Definitions

See the "Definitions" section for the definition of certain terms used within this press release, including within the schedules.

Non-GAAP Financial Measures

We refer to certain financial measures that are not recognized under U.S. generally accepted accounting principles ("GAAP") in this press release, including: net income, adjusted for special items; diluted EPS, adjusted for special items; EBITDA; Adjusted EBITDA; Adjusted EBITDA margin; net debt; and net debt to Adjusted EBITDA ratio. See the schedules to this press release, including the "Definitions" section, for additional information and reconciliations of such non-GAAP financial measures, as well as the most comparable GAAP financial measures.

About Hilton

Hilton (NYSE: HLT) is a leading global hospitality company with a portfolio of 24 world-class brands comprising more than 8,400 properties and over 1.25 million rooms, in 140 countries and territories. Dedicated to fulfilling its founding vision to fill the earth with the light and warmth of hospitality, Hilton has welcomed over 3 billion guests in its more than 100-year history, was named the No.1 World's Best Workplace by Great Place to Work and Fortune and has been recognized as a global leader on the Dow Jones Sustainability Indices. Hilton has introduced industry-leading technology enhancements to improve the guest experience, including Digital Key Share, automated complimentary room upgrades and the ability to book confirmed connecting rooms. Through the award-winning guest loyalty program Hilton Honors, the more than 210 million Hilton Honors members who book directly with Hilton can earn Points for hotel stays and experiences money can't buy. With the free Hilton Honors app, guests can book their stay, select their room, check in, unlock their door with a Digital Key and check out, all from their smartphone. Visit stories.hilton.com for more information, and connect with Hilton on facebook.com/hiltonnewsroom, x.com/hiltonnewsroom, linkedin.com/company/hilton, instagram.com/hiltonnewsroom and youtube.com/hiltonnewsroom.

HILTON WORLDWIDE HOLDINGS INC.
EARNINGS RELEASE SCHEDULES

HILTON WORLDWIDE HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenues
Franchise and licensing fees	$642	$601	$2,600	$2,370
Base and other management fees	82	95	369	342
Incentive management fees	86	77	290	274
Owned and leased hotels	333	320	1,255	1,244
Other revenues	53	52	232	178
	1,196	1,145	4,746	4,408
Other revenues from managed and franchised properties	1,587	1,464	6,428	5,827
Total revenues	2,783	2,609	11,174	10,235

Expenses
Owned and leased hotels	293	292	1,126	1,141
Depreciation and amortization	39	33	146	147
General and administrative	97	110	415	408
Impairment losses	—	38	—	38
Other expenses	44	32	137	112
	473	505	1,824	1,846
Other expenses from managed and franchised properties	1,821	1,704	6,985	6,164
Total expenses	2,294	2,209	8,809	8,010

Gain on sales of assets, net	—	—	5	—

Operating income	489	400	2,370	2,225

Interest expense	(157)	(124)	(569)	(464)
Loss on foreign currency transactions	(7)	(3)	(12)	(16)
Loss on investments in unconsolidated affiliate	—	—	—	(92)
Other non-operating income (loss), net	11	1	(6)	39

Income before income taxes	336	274	1,783	1,692

Income tax benefit (expense)	169	(124)	(244)	(541)

Net income	505	150	1,539	1,151
Net income attributable to redeemable and nonredeemable noncontrolling interests	—	(3)	(4)	(10)
Net income attributable to Hilton stockholders	$505	$147	$1,535	$1,141

Weighted average shares outstanding:
Basic	243	256	248	262
Diluted	246	258	250	264

Earnings per share:
Basic	$2.08	$0.58	$6.20	$4.36
Diluted	$2.06	$0.57	$6.14	$4.33

Cash dividends declared per share	$0.15	$0.15	$0.60	$0.60

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY REGION, BRAND AND SEGMENT
(unaudited)

	Three Months Ended December 31,
	Occupancy			ADR		RevPAR
	2024	vs. 2023		2024	vs. 2023	2024	vs. 2023

System-wide	69.9%	1.1%	pts.	$157.73	1.9%	$110.33	3.5%

Region
U.S.	69.3%	1.1%	pts.	$164.66	1.2%	$114.18	2.9%
Americas (excluding U.S.)	66.5	(0.1)		152.29	8.3	101.35	8.1
Europe	74.4	1.9		162.13	3.5	120.67	6.2
Middle East & Africa	79.0	4.1		192.86	2.8	152.30	8.4
Asia Pacific	69.7	0.3		112.41	1.2	78.39	1.7

Brand
Waldorf Astoria Hotels & Resorts	67.7%	5.4%	pts.	$524.97	(0.3)%	$355.47	8.4%
Conrad Hotels & Resorts	75.4	2.1		286.33	1.7	215.96	4.7
LXR Hotels & Resorts	62.9	6.1		563.16	(17.6)	354.04	(8.8)
Canopy by Hilton	72.1	1.5		227.49	0.9	164.06	3.0
Hilton Hotels & Resorts	69.1	0.7		190.33	2.4	131.60	3.5
Curio Collection by Hilton	71.2	3.5		229.72	0.2	163.47	5.4
DoubleTree by Hilton	67.3	0.6		143.49	1.9	96.61	2.8
Tapestry Collection by Hilton	64.7	1.4		183.26	2.5	118.66	4.8
Embassy Suites by Hilton	71.3	1.2		179.21	1.6	127.78	3.3
Motto by Hilton	79.4	0.3		251.22	5.2	199.40	5.7
Hilton Garden Inn	68.9	1.4		144.29	1.6	99.36	3.8
Hampton by Hilton	69.5	0.8		127.69	2.1	88.73	3.2
Tru by Hilton	69.5	3.3		124.91	1.6	86.75	6.6
Homewood Suites by Hilton	76.0	0.8		155.06	1.2	117.82	2.2
Home2 Suites by Hilton	74.7	1.5		135.46	2.0	101.16	4.1

Segment
Management and franchise	69.8%	1.1%	pts.	$156.72	1.9%	$109.46	3.5%
Ownership(1)	78.1	1.2		228.88	4.5	178.76	6.1

(continued on next page)

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY REGION, BRAND AND SEGMENT
(unaudited)

	Year Ended December 31,
	Occupancy			ADR		RevPAR
	2024	vs. 2023		2024	vs. 2023	2024	vs. 2023

System-wide	72.1%	0.8%	pts.	$159.55	1.6%	$115.09	2.7%

Region
U.S.	72.5%	0.5%	pts.	$167.27	1.0%	$121.34	1.8%
Americas (excluding U.S.)	69.0	0.8		155.88	5.2	107.50	6.5
Europe	74.6	2.5		165.69	3.8	123.62	7.4
Middle East & Africa	73.0	2.9		180.77	5.3	131.88	9.6
Asia Pacific	69.5	0.5		110.03	0.8	76.49	1.6

Brand
Waldorf Astoria Hotels & Resorts	64.6%	3.8%	pts.	$511.40	0.3%	$330.36	6.6%
Conrad Hotels & Resorts	74.3	3.1		274.53	3.0	204.06	7.5
LXR Hotels & Resorts	62.5	5.3		585.26	(8.5)	365.96	—
Canopy by Hilton	72.1	2.2		226.25	1.0	163.02	4.1
Hilton Hotels & Resorts	70.7	1.3		191.04	2.2	135.07	4.1
Curio Collection by Hilton	71.3	3.5		230.79	0.4	164.59	5.5
DoubleTree by Hilton	69.2	1.0		144.16	1.3	99.83	2.8
Tapestry Collection by Hilton	67.3	1.3		183.51	1.3	123.52	3.2
Embassy Suites by Hilton	74.4	1.5		184.72	0.9	137.47	2.9
Motto by Hilton	79.7	1.8		218.53	1.2	174.24	3.5
Hilton Garden Inn	71.3	1.0		145.87	0.5	104.04	1.9
Hampton by Hilton	71.9	(0.2)		131.50	1.4	94.57	1.1
Tru by Hilton	71.9	1.3		129.66	1.0	93.23	2.8
Homewood Suites by Hilton	79.2	0.2		159.23	0.8	126.12	1.2
Home2 Suites by Hilton	77.9	0.7		139.51	1.2	108.67	2.1

Segment
Management and franchise	72.1%	0.8%	pts.	$158.74	1.5%	$114.40	2.6%
Ownership(1)	77.3	2.6		219.88	4.7	169.87	8.3
____________
(1)Includes hotels owned or leased by entities in which we own a noncontrolling financial interest.

HILTON WORLDWIDE HOLDINGS INC.
PROPERTY SUMMARY
As of December 31, 2024

	Owned / Leased(1)		Managed		Franchised / Licensed		Total
	Properties	Rooms	Properties	Rooms	Properties	Rooms	Properties	Rooms
Waldorf Astoria Hotels & Resorts	2	463	32	8,333	—	—	34	8,796
Conrad Hotels & Resorts	2	779	43	13,920	4	2,496	49	17,195
LXR Hotels & Resorts	—	—	7	1,155	8	1,464	15	2,619
NoMad	—	—	1	91	—	—	1	91
Signia by Hilton	—	—	4	2,797	—	—	4	2,797
Canopy by Hilton	—	—	11	1,850	32	5,731	43	7,581
Hilton Hotels & Resorts	46	15,896	298	127,317	273	84,254	617	227,467
Curio Collection by Hilton	—	—	27	6,055	153	27,679	180	33,734
Graduate by Hilton	—	—	—	—	34	5,788	34	5,788
DoubleTree by Hilton	—	—	170	46,265	525	110,678	695	156,943
Tapestry Collection by Hilton	—	—	5	694	146	17,074	151	17,768
Embassy Suites by Hilton	—	—	40	10,551	229	51,423	269	61,974
Tempo by Hilton	—	—	1	661	3	563	4	1,224
Motto by Hilton	—	—	—	—	8	1,727	8	1,727
Hilton Garden Inn	—	—	126	24,736	934	131,735	1,060	156,471
Hampton by Hilton	—	—	53	8,549	3,019	334,188	3,072	342,737
Tru by Hilton	—	—	—	—	283	27,605	283	27,605
Spark by Hilton	—	—	—	—	96	8,710	96	8,710
Homewood Suites by Hilton	—	—	8	1,020	536	61,299	544	62,319
Home2 Suites by Hilton	—	—	2	210	755	82,305	757	82,515
Strategic partner hotels(2)	—	—	—	—	409	19,361	409	19,361
Other(3)	—	—	3	1,087	14	3,305	17	4,392
Total hotels	50	17,138	831	255,291	7,461	977,385	8,342	1,249,814
Hilton Grand Vacations(4)	—	—	—	—	105	18,392	105	18,392
Total system	50	17,138	831	255,291	7,566	995,777	8,447	1,268,206

	Owned / Leased(1)		Managed		Franchised / Licensed		Total
	Properties	Rooms	Properties	Rooms	Properties	Rooms	Properties	Rooms
U.S.	—	—	187	81,173	5,700	735,705	5,887	816,878
Americas (excluding U.S.)	1	405	70	17,819	393	54,446	464	72,670
Europe	39	11,579	111	27,920	665	83,727	815	123,226
Middle East & Africa	4	1,991	112	31,153	36	5,796	152	38,940
Asia Pacific	6	3,163	351	97,226	667	97,711	1,024	198,100
Total hotels	50	17,138	831	255,291	7,461	977,385	8,342	1,249,814
Hilton Grand Vacations(4)	—	—	—	—	105	18,392	105	18,392
Total system	50	17,138	831	255,291	7,566	995,777	8,447	1,268,206
____________
(1)Includes hotels owned or leased by entities in which we own a noncontrolling financial interest.
(2)Includes hotels that are included in our booking channels and participate in the Hilton Honors guest loyalty program through strategic partnership arrangements.
(3)Includes other hotels in our system that are not distinguished by a specific Hilton brand.
(4)Includes properties under timeshare brands including Hilton Club, Hilton Grand Vacations Club and Hilton Vacation Club.

HILTON WORLDWIDE HOLDINGS INC.
CAPITAL EXPENDITURES AND CONTRACT ACQUISITION COSTS
(dollars in millions)
(unaudited)

	Three Months Ended
	December 31,		Increase / (Decrease)
	2024	2023	$	%
Capital expenditures for property and equipment(1)	$48	$42	6	14.3
Capitalized software costs(2)	31	28	3	10.7
Total capital expenditures	79	70	9	12.9
Contract acquisition costs, net of refunds(3)	18	69	(51)	(73.9)
Total capital expenditures and contract acquisition costs	$97	$139	(42)	(30.2)

	Year Ended
	December 31,		Increase / (Decrease)
	2024	2023	$	%
Capital expenditures for property and equipment(1)	$96	$151	(55)	(36.4)
Capitalized software costs(2)	102	96	6	6.3
Total capital expenditures	198	247	(49)	(19.8)
Contract acquisition costs, net of refunds(3)	105	233	(128)	(54.9)
Total capital expenditures and contract acquisition costs	$303	$480	(177)	(36.9)
____________
(1)Represents expenditures for hotels, corporate and other property and equipment, which include amounts reimbursed by third parties of $16 million for both the three months ended December 31, 2024 and 2023 and $37 million and $30 million for the years ended December 31, 2024 and 2023, respectively. Excludes expenditures for FF&E replacement reserves of $19 million and $23 million for the three months ended December 31, 2024 and 2023, respectively, and $57 million and $63 million for the years ended December 31, 2024 and 2023, respectively.
(2)Includes $29 million and $25 million of expenditures that were reimbursed to us by third parties for the three months ended December 31, 2024 and 2023, respectively, and $95 million and $88 million for the years ended December 31, 2024 and 2023, respectively.
(3)The decreases during the three months and year ended December 31, 2024 were primarily due to the timing of certain strategic hotel developments supporting our growth resulting in higher contract acquisition costs during the prior periods.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
(in millions, except per share data)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Net income attributable to Hilton stockholders, as reported	$505	$147	$1,535	$1,141
Diluted EPS, as reported	$2.06	$0.57	$6.14	$4.33
Special items:
Other revenues from managed and franchised properties(1)	$(1,587)	$(1,464)	$(6,428)	$(5,827)
Other expenses from managed and franchised properties(1)	1,821	1,704	6,985	6,164
Purchase accounting amortization(2)	1	3	5	37
Loss on investments in unconsolidated affiliate(3)	—	—	—	92
Loss on debt guarantees(4)	—	—	50	—
FF&E replacement reserves	19	23	57	63
Gain on sales of assets, net	—	—	(5)	—
Impairment losses	—	38	—	38
Financing transactions(5)	—	10	—	10
Tax-related adjustments(6)	(274)	41	(278)	35
Other adjustments(7)	14	9	27	15
Total special items before taxes	(6)	364	413	627
Income tax expense on special items	(67)	(77)	(168)	(130)
Total special items after taxes	$(73)	$287	$245	$497

Net income, adjusted for special items	$432	$434	$1,780	$1,638
Diluted EPS, adjusted for special items	$1.76	$1.68	$7.12	$6.21
____________
(1)Amounts include results from the operation of programs conducted for the benefit of property owners and exclude cash receipts recorded as deferred revenues on our consolidated balance sheets related to these programs. Under the terms of the related contracts, we do not operate these programs to generate a profit and have the contractual rights to adjust future collections to recover prior period expenditures.
(2)Amounts represent the amortization expense related to finite-lived intangible assets that were recorded at fair value in 2007 when the Company became a wholly owned subsidiary of affiliates of Blackstone Inc. The majority of the related assets were fully amortized as of December 31, 2023, some of which became fully amortized during the three months ended December 31, 2023.
(3)Amount includes losses recognized related to equity and debt financing that we had previously provided to an unconsolidated affiliate with underlying investments in certain hotels that we currently manage or franchise.
(4)Amount includes losses on debt guarantees for certain hotels that we manage, which were recognized in other non-operating income (loss), net.
(5)Amounts include expenses recognized in connection with the amendment of our senior secured term loan facility (the "Term Loans") in November 2023 that were recognized in other non-operating income, net.
(6)Amounts for the three months and year ended December 31, 2024 primarily relate to an affirmative tax claim filed with a foreign taxing authority to increase the tax basis of certain brand assets that were part of an intercompany transfer. Amounts for all periods include income tax expenses (benefits) related to the enactment of new tax laws and certain changes in unrecognized tax benefits.
(7)Amounts for the three months and year ended December 31, 2024 include losses for the full or partial settlement of certain pension plans, which were recognized in other non-operating income (loss), net. Amount for the year ended December 31, 2024 also includes restructuring costs related to one of our leased properties, which were recognized in owned and leased hotels expenses, transaction costs incurred for acquisitions, which were recognized in general and administrative expenses and transaction costs incurred for the amendment of our Term Loans in June 2024, which were recognized in other non-operating income (loss), net. Amounts for all periods include net losses (gains) related to certain of our investments in unconsolidated affiliates, other than the loss included separately in "loss on investments in unconsolidated affiliate," which were recognized in other non-operating income (loss), net.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
NET INCOME MARGIN AND
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
(dollars in millions)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Net income	$505	$150	$1,539	$1,151
Interest expense	157	124	569	464
Income tax expense (benefit)	(169)	124	244	541
Depreciation and amortization expenses	39	33	146	147
EBITDA	532	431	2,498	2,303
Gain on sales of assets, net	—	—	(5)	—
Loss on foreign currency transactions	7	3	12	16
Loss on investments in unconsolidated affiliate(1)	—	—	—	92
Loss on debt guarantees(2)	—	—	50	—
FF&E replacement reserves	19	23	57	63
Share-based compensation expense	36	36	176	169
Impairment losses	—	38	—	38
Amortization of contract acquisition costs	13	11	50	43
Other revenues from managed and franchised properties(3)	(1,587)	(1,464)	(6,428)	(5,827)
Other expenses from managed and franchised properties(3)	1,821	1,704	6,985	6,164
Other adjustments(4)	17	21	34	28
Adjusted EBITDA	$858	$803	$3,429	$3,089
____________
(1)Amount includes losses recognized related to equity and debt financing that we had previously provided to an unconsolidated affiliate with underlying investments in certain hotels that we manage or franchise.
(2)Amount includes losses on debt guarantees for certain hotels that we manage, which were recognized in other non-operating income (loss), net.
(3)Amounts include results from the operation of programs conducted for the benefit of property owners and exclude cash receipts recorded as deferred revenues on our consolidated balance sheets related to these programs. Under the terms of the related contracts, we do not operate these programs to generate a profit and have the contractual rights to adjust future collections to recover prior period expenditures.
(4)Amounts for the three months and year ended December 31, 2024 include losses for the full or partial settlement of certain pension plans. Amount for the year ended December 31, 2024 also includes restructuring costs related to one of our leased properties as well as transaction costs incurred for acquisitions and for the amendment of our Term Loans in June 2024. Amounts for the three months and year ended December 31, 2023 includes transaction costs incurred for the amendment of our Term Loans in November 2023. Amounts for all periods include net losses (gains) related to certain of our investments in unconsolidated affiliates, other than the loss included separately in "loss on investments in unconsolidated affiliate," severance and other items.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Total revenues, as reported	$2,783	$2,609	$11,174	$10,235
Add: amortization of contract acquisition costs	13	11	50	43
Less: other revenues from managed and franchised properties(1)	(1,587)	(1,464)	(6,428)	(5,827)
Total revenues, as adjusted	$1,209	$1,156	$4,796	$4,451

Net income	$505	$150	$1,539	$1,151
Net income margin	18.2%	5.7%	13.8%	11.2%

Adjusted EBITDA	$858	$803	$3,429	$3,089
Adjusted EBITDA margin	71.0%	69.3%	71.5%	69.4%
____________
(1)Amounts include revenues from the operation of programs conducted for the benefit of property owners and exclude cash receipts recorded as deferred revenues on our consolidated balance sheets related to these programs. Under the terms of the related contracts, we do not operate these programs to generate a profit and have the contractual rights to adjust future collections to recover prior period expenditures.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
LONG-TERM DEBT TO NET INCOME RATIO AND
NET DEBT AND NET DEBT TO ADJUSTED EBITDA RATIO
(dollars in millions)
(unaudited)

	December 31,
	2024	2023
Long-term debt, including current maturities	$11,151	$9,196
Add: unamortized deferred financing costs and discounts	85	71
Long-term debt, including current maturities and excluding the deduction for unamortized deferred financing costs and discounts	11,236	9,267
Less: cash and cash equivalents	(1,301)	(800)
Less: restricted cash and cash equivalents	(75)	(75)
Net debt	$9,860	$8,392

Net income	$1,539	$1,151
Long-term debt to net income ratio	7.2	8.0

Adjusted EBITDA	$3,429	$3,089
Net debt to Adjusted EBITDA ratio	2.9	2.7

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
OUTLOOK: NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
(in millions, except per share data)
(unaudited)

	Three Months Ending
	March 31, 2025
	Low Case	High Case
Net income attributable to Hilton stockholders	$371	$386
Diluted EPS(1)	$1.52	$1.58
Special items(2):
FF&E replacement reserves	$14	$14
Purchase accounting amortization	1	1
Total special items before taxes	15	15
Income tax expense on special items	(2)	(2)
Total special items after taxes	$13	$13

Net income, adjusted for special items	$384	$399
Diluted EPS, adjusted for special items(1)	$1.57	$1.63

	Year Ending
	December 31, 2025
	Low Case	High Case
Net income attributable to Hilton stockholders	$1,823	$1,852
Diluted EPS(1)	$7.45	$7.56
Special items(2):
FF&E replacement reserves	$71	$71
Purchase accounting amortization	4	4
Total special items before taxes	75	75
Income tax expense on special items	(12)	(12)
Total special items after taxes	$63	$63

Net income, adjusted for special items	$1,886	$1,915
Diluted EPS, adjusted for special items(1)	$7.71	$7.82
____________
(1)Does not include the effect of potential share repurchases.
(2)See "—Net Income and Diluted EPS, Adjusted for Special Items" for details of these special items.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
OUTLOOK: ADJUSTED EBITDA
(in millions)
(unaudited)

	Three Months Ending
	March 31, 2025
	Low Case	High Case
Net income	$373	$388
Interest expense	150	150
Income tax expense	142	147
Depreciation and amortization expenses	39	39
EBITDA	704	724
FF&E replacement reserves	14	14
Share-based compensation expense	38	38
Amortization of contract acquisition costs	13	13
Other adjustments(1)	1	1
Adjusted EBITDA	$770	$790

	Year Ending
	December 31, 2025
	Low Case	High Case
Net income	$1,829	$1,858
Interest expense	654	654
Income tax expense	743	754
Depreciation and amortization expenses	155	155
EBITDA	3,381	3,421
FF&E replacement reserves	71	71
Share-based compensation expense	183	183
Amortization of contract acquisition costs	55	55
Other adjustments(1)	10	10
Adjusted EBITDA	$3,700	$3,740
____________
(1)See "—Net Income Margin and Adjusted EBITDA and Adjusted EBITDA Margin" for details of these adjustments.

HILTON WORLDWIDE HOLDINGS INC.
DEFINITIONS

Net Income (Loss), Adjusted for Special Items, and Diluted EPS, Adjusted for Special Items

Net income (loss), adjusted for special items is calculated as net income (loss) attributable to Hilton stockholders, as reported, plus total special items after taxes. Net income (loss), adjusted for special items, and diluted earnings (loss) per share ("EPS"), adjusted for special items, are not recognized terms under GAAP and should not be considered as alternatives to net income (loss), diluted EPS or other measures of financial performance or liquidity derived in accordance with GAAP. In addition, our definition of net income (loss), adjusted for special items, and diluted EPS, adjusted for special items, may not be comparable to similarly titled measures of other companies.

Net income (loss), adjusted for special items, and diluted EPS, adjusted for special items, are included to assist investors in performing meaningful comparisons of past, present and future operating results and as a means of highlighting the results of our ongoing operations.

EBITDA, Adjusted EBITDA, Net Income (Loss) Margin and Adjusted EBITDA Margin

EBITDA reflects net income (loss), excluding interest expense, a provision for income tax benefit (expense) and depreciation and amortization expenses. Adjusted EBITDA is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including gains, losses, revenues and expenses in connection with: (i) asset dispositions for both consolidated and unconsolidated investments; (ii) foreign currency transactions; (iii) debt restructurings and retirements; (iv) furniture, fixtures and equipment ("FF&E") replacement reserves required under certain lease agreements; (v) share-based compensation; (vi) reorganization, severance, relocation and other expenses; (vii) non-cash impairment; (viii) amortization of contract acquisition costs; (ix) other revenues from managed and franchised properties and other expenses from managed and franchised properties; and (x) other items.

Net income (loss) margin represents net income (loss) as a percentage of total revenues. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of total revenues, adjusted to exclude the amortization of contract acquisition costs and other revenues from managed and franchised properties.

We believe that EBITDA, Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors about us and our financial condition and results of operations for the following reasons: (i) these measures are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions and (ii) these measures are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry. Additionally, these measures exclude certain items that can vary widely across different industries and among competitors within our industry. For instance, interest expense and income taxes are dependent on company specifics, including, among other things, capital structure and operating jurisdictions, respectively, and, therefore, could vary significantly across companies. Depreciation and amortization expenses, as well as amortization of contract acquisition costs, are dependent upon company policies, including the method of acquiring and depreciating assets and the useful lives that are assigned to those depreciating or amortizing assets for accounting purposes. For Adjusted EBITDA, we also exclude items such as: (i) FF&E replacement reserves for leased hotels to be consistent with the treatment of capital expenditures for property and equipment, where depreciation of such capitalized assets is reported within depreciation and amortization expenses; (ii) share-based compensation, as this could vary widely among companies due to the different plans in place and the usage of them; and (iii) other items that are not reflective of our operating performance, such as amounts related to debt restructurings and debt retirements and reorganization and related severance costs, to enhance period-over-period comparisons of our ongoing operations. Further, Adjusted EBITDA excludes both other revenues from managed and franchised properties and other expenses from managed and franchised properties as we contractually do not operate the related programs to generate a profit and have the contractual rights to adjust future collections to recover prior period expenditures. The direct reimbursements from property owners are billable and reimbursable as the costs are incurred and have no net effect on net income (loss) in the reporting period. The indirect reimbursements from property owners are typically billed and collected monthly, based on the underlying hotel's sales or usage (e.g., gross room revenue or number of reservations processed), while the associated costs are recognized as incurred by Hilton, creating timing differences, with the net effect impacting net income (loss) in the reporting period. These timing differences are due to our discretion to spend in excess of revenues earned or less than revenues earned in a single period to ensure that the programs are operated in the best long-term interests of our property owners. However, over the life of the operation of these programs, the expenses incurred related to the indirect reimbursements are designed to equal the revenues earned from the indirect reimbursements over time such that, in the long term, the programs will not earn a profit or generate a loss and do not impact our economics, either positively or negatively. Therefore, the net effect of our cost reimbursement revenues and expenses is not used by management to evaluate our operating performance, determine executive compensation or make other operating decisions, and we exclude their impact when evaluating period over period performance results.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are not recognized terms under GAAP and should not be considered as alternatives, either in isolation or as a substitute, for net income (loss), net income (loss) margin or other measures of financial performance or liquidity, including cash flows, derived in accordance with GAAP. Further, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools, may not be comparable to similarly titled measures of other companies and should not be considered as other methods of analyzing our results as reported under GAAP.

Net Debt, Long-Term Debt to Net Income Ratio and Net Debt to Adjusted EBITDA Ratio

Long-term debt to net income ratio is calculated as the ratio of Hilton's long-term debt, including current maturities, to net income. Net debt is calculated as: long-term debt, including current maturities and excluding the deduction for unamortized deferred financing costs and discounts; reduced by: (i) cash and cash equivalents and (ii) restricted cash and cash equivalents. Net debt to Adjusted EBITDA ratio is calculated as the ratio of Hilton's net debt to Adjusted EBITDA. Net debt and net debt to Adjusted EBITDA ratio, presented herein, are non-GAAP financial measures that the Company uses to evaluate its financial leverage.

Net debt should not be considered as a substitute to debt presented in accordance with GAAP, and net debt to Adjusted EBITDA ratio should not be considered as an alternative to measures of financial condition derived in accordance with GAAP. Net debt and net debt to Adjusted EBITDA ratio may not be comparable to similarly titled measures of other companies. We believe net debt and net debt to Adjusted EBITDA ratio provide useful information about our indebtedness to investors as they are frequently used by securities analysts, investors and other interested parties to compare the indebtedness between companies.

Comparable Hotels

We define our comparable hotels as those that: (i) were active and operating in our system for at least one full calendar year, have not undergone a change in brand or ownership type during the current or comparable periods and were open January 1st of the previous year; and (ii) have not undergone large-scale capital projects, sustained substantial property damage, encountered business interruption or for which comparable results were not available. We exclude strategic partner hotels from our comparable hotels. Of the 8,342 hotels in our system as of December 31, 2024, 409 hotels were strategic partner hotels and 6,050 hotels were classified as comparable hotels. Our 1,883 non-comparable hotels as of December 31, 2024 included (i) 1,005 hotels that were added to our system after January 1, 2023 or that have undergone a change in brand or ownership type during the current or comparable periods reported and (ii) 878 hotels that were removed from the comparable group for the current or comparable periods reported because they underwent or are undergoing large-scale capital projects, sustained substantial property damage, encountered business interruption or comparable results were otherwise not available.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels for a given period. Occupancy measures the utilization of available capacity at a hotel or group of hotels. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable Average Daily Rate ("ADR") pricing levels as demand for hotel rooms increases or decreases.

ADR

ADR represents hotel room revenue divided by the total number of room nights sold for a given period. ADR measures the average room price attained by a hotel, and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and we use ADR to assess pricing levels that we are able to generate by type of customer, as changes in rates charged to customers have different effects on overall revenues and incremental profitability than changes in occupancy, as described above.

Revenue per Available Room ("RevPAR")

RevPAR is calculated by dividing hotel room revenue by the total number of room nights available to guests for a given period. We consider RevPAR to be a meaningful indicator of our performance as it provides a metric correlated to two primary and key drivers of operations at a hotel or group of hotels, as previously described: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods for comparable hotels.

References to occupancy, ADR and RevPAR are presented on a comparable basis, based on the comparable hotels as of December 31, 2024, and references to ADR and RevPAR are presented on a currency neutral basis, unless otherwise noted. As such, comparisons of these hotel operating statistics for the years ended December 31, 2024 and 2023 use the foreign currency exchange rates used to translate the results of the Company's foreign operations within its consolidated financial statements for the year ended December 31, 2024.

Pipeline

Rooms under construction include rooms for hotels under construction or operating hotels that are in the process of conversion to our system.